AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made and entered into as of October 10, 2006 (the “Effective Date”) by and between ECC Capital Corporation (the “Company”) and Roque A. Santi (“Executive”).

WHEREAS, Executive is currently employed by the Company pursuant to a written employment agreement dated as February 14, 2005 (the “Employment Agreement”);

WHEREAS, Executive and the Company wish to modify the terms of the Employment Agreement;

THEREFORE, the parties agree as follows:

1. Section 3.1 of the Employment Agreement shall be modified so that it reads as follows:

3.1. Base Compensation. Executive shall be paid a salary at the annual rate of $200,000 (the “Base Compensation”). The Base Compensation shall be reviewed at least annually. In the event that the Base Compensation is increased, the new salary shall be the Base Compensation for purposes of this Agreement thereafter.

2. Section 4.4 of the Employment Agreement is hereby amended by inserting the following sentence as the last sentence thereto:

Executive’s vacation pay shall be calculated based upon an annual salary of $250,000, which was Executive’s Base Compensation for all purposes prior to this Amendment.

3. Section 5.7(a) of the Employment Agreement is hereby amended by inserting the following sentence as the lead-in sentence thereto:

“Solely for purposes of determining the Severance Amount under this Section 5.7(a), Base Compensation shall mean $250,000, which was Executive’s Base Compensation for all purposes prior to this Amendment.”

4. Executive agrees that this Amendment to Employment Agreement shall not: (a) be deemed a breach of the Employment Agreement, including Section 3.1 thereof; (b) constitute Good Reason within the meaning of Section 5.6 of the Employment Agreement for Executive to terminate his employment; and (c) entitle Executive to the Severance Payments, Vesting, and/or Severance Benefits under the Employment Agreement.

5. Any capitalized terms in this Amendment to Employment Agreement that are not defined herein shall have the same meaning as set forth in the Employment Agreement.

6. Except as expressly set forth above, this Amendment to Employment Agreement shall not amend, supersede or otherwise modify any provision of the Employment Agreement.

ECC CAPITAL CORPORATION,
a Maryland corporation

By:____________________________________
Name: Its:	Steven G. Holder Chairman and Co-Chief Executive Officer

Date:

EXECUTIVE

Roque A. Santi
Date: